Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE

WEDNESDAY, JUNE 8, 2011

Contacts:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES TENDER OFFER FOR SENIOR NOTES

DENVER, Wednesday, June 8, 2011 – M.D.C. Holdings, Inc. (NYSE: MDC) today announced that it has commenced an offer to purchase for cash (the “Tender Offer”) up to $250 million in aggregate principal amount (the “Maximum Tender Amount”) of its 5.50% Senior Notes due 2013 (the “2013 Notes”) and its 7.00% Senior Notes due 2012 (the “2012 Notes” and, collectively, the “Notes”).

MDC will purchase Notes that are validly tendered and not validly withdrawn in accordance with the priorities set forth in the Offer to Purchase (as defined below). Therefore, MDC will purchase all of the 2013 Notes that are validly tendered and not validly withdrawn up to the Maximum Tender Amount. To the extent the principal amount of the 2013 Notes that are validly tendered and not validly withdrawn is less than the Maximum Tender Amount, MDC will purchase the 2012 Notes that are validly tendered and not validly withdrawn up to an amount such that the total principal amount of Notes that MDC purchases equals the Maximum Tender Amount. MDC may, in its sole discretion, increase the Maximum Tender Amount.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated June 8, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal. The Tender Offer will expire at 11:59 p.m., New York City time, on July 6, 2011 (the “Expiration Date”), unless extended or earlier terminated. Tenders of the Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 21, 2011, but may not be withdrawn thereafter.

			Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration	Acceptance Priority
5.50% Senior Notes due 2013	552676AN8	$350,000,000	$1,040.00	$30.00	$1,070.00	1
7.00% Senior Notes due 2012	552676AM0	$150,000,000	$1,050.00	$30.00	$1,080.00	2

MDC intends to use cash on hand to pay for the Notes accepted for payment. MDC’s obligation to accept for payment and to pay for the Notes in the Tender Offer is subject to the satisfaction or waiver of a number of customary conditions.

The consideration for each $1,000 principal amount of each issue of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be the applicable tender offer consideration for such issue of Notes set forth in the table above (with respect to each issue, the “Tender Offer Consideration”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on June 21, 2011 (the “Early Tender Date”) and accepted for purchase will receive the Tender Offer Consideration for the Notes plus the early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration for the Notes, the “Total Consideration”). Holders of Notes tendered after the Early Tender Date but before the Expiration Date and accepted for purchase will receive the Tender Offer Consideration, payable on the settlement date, but not the Early Tender Premium.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant issue of Notes up to, but not including, the settlement date. The settlement date is expected to be one business day following the Expiration Date, assuming all conditions to the Tender Offer have been satisfied or waived.

Citigroup Global Markets Inc. is acting as sole Dealer Manager for the Tender Offer. The Depositary and the Information Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the Information Agent at (866) 540-1500 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (toll-free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About M.D.C. Holdings, Inc.

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley, Jacksonville and Seattle. The Company’s subsidiaries

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also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended March 31, 2011, which has been filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

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